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                                                                Exhibit 99.1




MEDIA CONTACT:                    FINANCIAL CONTACT:
Donna Weaver, VP Corp. Comm.,     Roger D. Joseph, VP Treasurer & IR,
212.329.8072, or                  314.576.3437, or roger_joseph@kellwood.com.
donna.weaver@kellwood.com.        W. Lee Capps III, Chief Operating
                                  Officer & CFO, 314.576.3486, or
                                  wlc@kellwood.com.



FOR IMMEDIATE RELEASE

         KELLWOOD FILES FORM 8-K UPDATING STATUS OF FORM 10-Q FILING

     FINANCIAL STATEMENTS WILL BE POSTED ON WEBSITE AND FILED IN AN 8-K

ST. LOUIS, MO., December 13, 2005 - Kellwood Company [NYSE:KWD] is announcing the filing of a Form 8-K with the SEC which includes preliminary financial information for the three and nine month periods ended October 29, 2005 and October 30, 2004 including management's discussion and analysis of those results. The results reported in the preliminary financial information for the three month period ended October 29, 2005 are the same as announced by the Company in its press release on December 1, 2005. This preliminary financial information will be posted on our website, www.Kellwood.com. The Company will also publish an update to Kellwood's Investor Relations presentation.

As previously announced, the Company is in the process of restating previously issued financial statements. The impact of the accounting restatement on fully diluted earnings per share for the first two quarters of FY2005 is less than $0.01 per share and the cumulative effect on all prior years is approximately $7.5 million after tax. The Company is delaying the filing of its Form 10-Q for its quarterly period ended October 29, 2005 as the Company is finalizing the restatement effects for prior periods. The Company continues to expect to file amended Forms 10-Q/A for the first two quarters of fiscal 2005 and an amended Form 10-K/A for fiscal 2004 in January 2006.

Kellwood (NYSE:KWD) is a marketer of apparel and consumer soft goods with sales in excess of $2 billion. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. For more information, visit www.Kellwood.com.

Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Cautionary Note Concerning Factors that May Affect Future Results contained in the financial information included as Exhibit 99.2 to the Form 8-K referred to above.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: changes in the retail environment; an economic downturn in the retail market, including deflationary pressures; economic uncertainty due to the elimination of quotas on Chinese imports; a decline in the demand for the Company's products; the lack of customer acceptance of the Company's new designs and/or product lines; the increasingly competitive and consolidating retail environment; financial or operational difficulties of customers or suppliers; disruptions to transportation systems used by the Company or its suppliers; continued satisfactory relationships with licensees and licensors of trademarks and brands; ability to generate sufficient sales and profitability related to licenses containing minimum royalty payments; the ability to successfully complete the restructuring plan; the economic impact of uncontrollable factors, such as terrorism and war; the effect of economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions); stable governments and business


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conditions in the countries where the Company's products are manufactured;
the impact of acquisition activity and the ability to effectively integrate acquired operations; and changes in the Company's strategies and expectations. These risks are more fully described in the Cautionary Note Concerning Factors that May Affect Future Results contained in the financial information included in Exhibit 99.2 to the Form 8-K referred to above. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.